                                                                     EXHIBIT 4.4

                            NABORS INDUSTRIES, INC.

                           Form of Warrant Agreement
               [for warrants sold attached to equity securities](1)

                 THIS WARRANT AGREEMENT is dated as of ___________, _______ between Nabors Industries, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation), and ___________, as Warrant Agent (herein called the "Warrant Agent").

                 WHEREAS, the Company proposes to sell [title of Equity Securities being offered] (the "Offered Securities") with warrant certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase [title of Equity Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                     Issuance of Warrants and Execution and
                       Delivery of Warrant Certificates.

                 Section 1.1. Issuance of Warrants. Warrants shall be initially issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after __________ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Securities. Warrant Certificates shall be initially issued in units with the Offering Securities and each Warrant Certificate included in such a unit shall evidence _____ Warrants for Offered Securities included in such unit.





__________________________________

(1)Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants and Warrant Securities.

                 Section 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered (2)form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its issuance and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                 The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. [If Offered Securities with Warrants which are not immediately detachable - or upon the register of the Offered Securities prior to the Detachable Date. The Company will or will cause the registrar of the Offered Securities to make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date.]

                 Section 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase Warrant Securities (except as provided in Sections 2.3(c), 3.2 and 4.1) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant





__________________________________

(2)If Warrants are issued in bearer form, appropriate revisions will be made to this Agreement to facilitate such issuance.





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Certificates duly executed on behalf of the Company, countersign Warrant
Certificates evidencing Warrants representing the right to purchase up to ____________ Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

                                  ARTICLE II.

               Warrant Price, Duration and Exercise of Warrants.

                 Section 2.1. Warrant Price. [On ___________, the] [The original] exercise price of each Warrant is [$]____. [During the period from _____________, through and including _____________, the exercise price of each Warrant will be [$]___________. On _______________, the exercise price of each Warrant will be [$]________.] [if applicable, insert relevant amounts in applicable foreign currency, currency unit or composite currency] Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." The Warrant Price and the number and kind of Warrant Securities for which a Warrant may be exercised is subject to adjustment from time to time as set forth in Article V hereof.

                 Section 2.2. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_____________] and at or before 5 p.m. New York time on ______________ (the "Expiration Date"). Each Warrant not exercised at or before 5 p.m. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                 Section 2.3. Exercise of Warrants. (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [if applicable -- insert relevant foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ________], provided that such exercise is subject to receipt, within three business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.





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                 (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

                 (c) As soon as practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled in fully registered form, registered in such name or names as may be directed by such holder. Such certificate or certificates evidencing the Warrant Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the exercise date. No fractional Warrant Securities will be issued upon exercise of any Warrant. For each fractional Warrant Security that would otherwise be issued, the Company will pay by company check in an amount equal to such fraction multiplied by the closing sales price of the Warrant Securities on the principal national securities exchange on which they are listed (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the exercise date. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                 (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III.

                     Other Provisions Relating to Rights of
                        Holders of Warrant Certificates.

                 Section 3.1. No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of the Company.

                 Section 3.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it,





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and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant
Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                 Section 3.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                  ARTICLE IV.

                 Exchange and Transfer of Warrant Certificates.

                 Section 4.1. Exchange and Transfer of Warrant Certificates. [If Offered Securities with Warrants which are immediately detachable - Upon] [If Offered Securities with Warrants which are not immediately detachable - Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Securities to which the Warrant Certificate was initially attached and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Securities. Prior to the Detachable Date, each transfer of the Offered Securities [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date, upon] surrender at the corporate trust office of the Warrant Agent [or at ________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at _______ __] books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or at ____________] for exchange or registration of transfer, properly





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
endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

                 Section 4.2. Treatment of Holders of Warrant Certificates.

[If Warrants which are not immediately detachable - Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date], the Company and the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date] may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

                 Section 4.3. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                                  Adjustments.

                 Section 5.1. Adjustment of Warrant Price and Number of Warrant Securities Purchaseable.

                 (a) In case at any time the Company shall issue and sell for cash any Warrant Securities (excluding (i) Warrant Securities issued in any of the transactions described in





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         paragraphs (b), (c) or (d) below and (ii) Warrant Securities issued upon exercise of Warrants) at a price per Share lower than 15% below the Market Price determined as of the date immediately preceding the date of such sale and issuance, the Warrant Price in effect at the close of business on the date immediately preceding the date of such sale and issuance shall be reduced by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of such sale and issuance plus
         (y) the number of Warrant Securities which the aggregate amount of cash received or receivable for such sale and issuance would purchase at such current Market Price per Warrant Security, and (ii) the denominator of which shall be the total number of Warrant Securities outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

                 (b) In case the Company shall pay or make a dividend or other distribution on any class of stock of the Company in Warrant Securities or securities convertible into or exchangeable for Warrant Securities (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), other than Convertible Securities which require payments of cash to be made by the holder thereof in connection with any conversion into or exchange for Warrant Securities, the Warrant Price in effect at the close of business on the day fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date fixed for such determination and the denominator shall be the sum of such number of Warrant Securities and the total number of Warrant Securities constituting such dividend or other distribution or the maximum number of Warrant Securities issuable upon conversion or exchange of all Convertible Securities constituting such dividend or other distribution.

                 (c) In case at any time the Company shall grant (whether directly or otherwise) any rights (other than the Warrants and "poison pill" rights distributed pursuant to a stockholders' rights plan) to subscribe for or to purchase, or any options for the purchase of, Warrant Securities or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per Warrant Security for which Warrant Securities are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, or, in the case of such rights or options which relate to Convertible Securities, the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or





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         options) shall be less than the Market Price, determined as of the date immediately preceding the date of granting such rights or options, the Warrant Price in effect at the close of business on the date immediately preceding the date of granting such rights or options shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of granting such rights or options plus
         (y) the quotient obtained by dividing the product of the price per Warrant Security, determined as set forth above, and the maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options by the Market Price and (ii) the denominator of which shall be the sum of the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of granting such rights or options and the maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. Except as provided in this subparagraph (c), no further adjustments of the Warrant Price shall be made upon the issuance of such Warrant Securities or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Warrant Securities upon conversion or exchange of such Convertible Securities.

                 (d) In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Warrant Security for which Warrant Securities are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Warrant Securities issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price, determined as of the date immediately preceding the date of such issuance or sale of such Convertible Securities, then the Warrant Price in effect at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities plus (y) the quotient obtained by dividing the product of the price per Warrant Security, determined as set forth above, and the maximum number of Warrant Securities issuable upon conversion or exchange of all such Convertible Securities by the Market Price and
         (ii) the denominator of which shall be the sum of the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities and such maximum number of Warrant Securities issuable upon conversion or exchange, provided that (1) except as provided in subparagraph (e), no further adjustments of the Warrant Price shall be made upon the actual issuance of such Warrant Securities upon conversion or exchange of such Convertible Securities, and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to





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
         purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to subparagraph (c) or the other provisions of this subparagraph (d), no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

                 (e) If (x) the purchase price provided for in any rights or options referred to in subparagraph (c), or (y) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (c) and/or (d), or
         (z) the rate at which any Convertible Securities referred to in subparagraphs (c) and/or (d) are convertible into or exchangeable for Warrant Securities shall change (other than under or by reason of provisions contained in the instruments governing such rights, options or Convertible Securities that are designed to protect against dilution), the Warrant Price in effect at the close of business on the date of such event shall forthwith be adjusted to the Warrant Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price in effect at the close of business on the date of expiration or termination shall be readjusted to the Warrant Price which would have been in effect at such time had such right, option or Convertible Securities, to the extent outstanding immediately prior to the date of such expiration or termination, never been granted, issued or sold.

                 (f) In case the Company shall, by dividend or otherwise, declare a dividend or other distribution on its Warrant Securities payable in evidences of its indebtedness or assets (including securities, but excluding (i) any rights or options referred to in subparagraph (c) of this Section, (ii) any dividend or distribution paid in cash out of consolidated retained earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries, and (iii) any dividend or distribution otherwise paid in Warrant Securities or Convertible Securities), the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction of which the numerator shall be the current Market Price per Warrant Security on the date fixed for such determination less the then fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a Board Resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share and of which the denominator shall be such current Market Price per share.

                 (g) In case the Company shall at any time subdivide its outstanding Warrant Securities into a greater number of Warrant Securities, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Warrant Securities shall be combined into a smaller number of Warrant





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
         Securities, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately upon the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (h) In case of any consolidation of the Company with, or merger of the Company into, any other corporation or other entity, or in case of any merger of another corporation or other entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Warrant Securities), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of a capital reorganization or recapitalization of the capital stock of the Company in such a way that holders of Warrant Securities shall be able to receive securities, cash or assets with respect to or in exchange for such Warrant Securities from the corporation or other entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, or from the Company, in the case of a capital reorganization or recapitalization not involving a consolidation, merger or sale or transfer of all or substantially all of the assets of the Company, such corporation or other entity or the Company, as the case may be, and the Warrant Agent shall execute and deliver an amendment to this Agreement providing that the holder of each Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by a holder of the number of Warrant Securities for which such Warrant might have been exercised on the date immediately prior to such consolidation, merger, sale, transfer, capital reorganization or recapitalization, assuming such holder of Warrant Securities failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization is not the same for each Warrant Security in respect of which such rights of election shall not have been exercised (the "Non-electing Warrant Securities"), then, for the purpose of this subparagraph (h), the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by each Non- electing Warrant Security shall be deemed to be the kind and amount so receivable per Warrant Security by a plurality of the Non-electing Warrant Securities).

                 Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article V. The above provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations or recapitalization.

                 The Company shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Agreement.

                 (i) In case an adjustment in the Warrant Price shall be required by Section 5.1 (a), (b), (c), (d) and/or (f) above, the required adjustment shall become effective at the opening of business on (i) the Business Day immediately following the date fixed for the determination of shareholders of the Company entitled to receive such dividend or distribution, in the case of any adjustment pursuant to
         Section 12(b) or (f), or (ii) the Business Day immediately following the date of such sale and issuance or the date of such grating of such rights or options, as the case may be, in the case of an adjustment pursuant to section 5.1 (a), (c) or (d).

                 (j) For the purposes of this Article V the number of Warrant Securities outstanding at any given time shall not include Warrant Securities owned or held by or for the account of the Company or of any of its wholly or majority owned subsidiaries.

                 (k) Upon each adjustment of the Warrant Price pursuant to this
         Section 5.1, each Warrant outstanding at the time of and immediately prior to such adjustment shall give the holder thereof the right to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Securities obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                 (l) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Warrant Price; provided, however, that any one or more such adjustments which, by reason of this subparagraph (l) is not required to be made shall be carried forward on a cumulative basis and fully taken into account in any subsequent adjustment. All calculations under this Section 5.1 shall be made to the nearest cent or to the nearest 1/100 of a Warranty Security, as the case may be. The provisions of this Section 12(l) shall also apply to readjustments provided for in subparagraph (e).

                 (m) The Company shall be obligated to issue any additional Warrant Securities which become issuable upon exercise of Warrants as a result of any event described in this Section 5.1 which requires an adjustment in the Warrant Price and the number of Warrant Securities issuable upon exercise of the Warrants.

                 (n) For purposes of this Section 5.1, "Market Price" means the average of the closing prices per Warrant Security on the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), as the case may be (or, if there is no such closing price, the mean between the bid and asked prices reported on

         American Stock Exchange or NASDAQ, or on any other national securities exchange or over-the-counter market on which such quotations are regularly available, as the case may be), on each of the ten trading days immediately preceding the date as of which the determination of Market Price is to be made. If at any time the Warrant Securities are not listed on any national securities exchange or quoted in the over-the-counter market, the Market Price shall be deemed to be the fair value thereof determined in good faith by an independent brokerage firm or Standard & Poor's Corp. as of a date which is within 15 days of the date as of which the determination of Market Price is to be made.

                 (o) If the Company shall take any action affecting the Warrant Securities, other than action described in this Section 5.1, which in the opinion of the Board of Directors of the Company would materially adversely affect the exercise rights of the holders of the Warrants, the Warrant Price for the Warrants may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board of Directors may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Warrant Securities shall be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

                 Section 5.2. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company; provided, that, if the Company elects so to reduce the then current Warrant Price, such reduction shall remain in effect for at least 20 Business Days, after which time the Company may, at its option, reinstate the Warrant Price in effect prior to such reduction.

                 Section 5.3. Notice of Adjustment. Whenever the Warrant Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Warrant Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Warrant Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Warrant Price setting forth the adjusted Warrant Price and the date on which such adjustment becomes effective and shall mail, or cause the Warrant Agent to mail at the Company's expense, such notice of such adjustment of the Warrant Price to each holder of a Warrant at his last address as shown on the Warrant Register.

                 Section 5.4. No Adjustment for Dividends. Except as provided in Section 5.1 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

                 Section 5.5. Statement on Warrants Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Warrant Securities, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issuable pursuant to this Agreement.

                 Section 5.6. Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this
Article V.

                                  ARTICLE VI.

                          Concerning the Warrant Agent

                 Section 6.1. Warrant Agent. The Company hereby appoints __________, as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and _________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                 Section 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                 (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                 (c) The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

                 (f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

                 (h) The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                 (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2, to make any demand upon the Company.

                 (j) The Warrant Agent is hereby authorized to obtain from time to time from the present transfer agent for the Warrant Securities (the "Transfer Agent"), and any successor Transfer Agent, stock certificates required to honor outstanding Warrants. The Company hereby authorizes its present and any successor Transfer Agent to comply with all such requests. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 2.3 hereof, and the Warrant Agent shall not be responsible for any delay or failure by such Transfer Agent in supplying such stock certificates.

                 Section 6.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

                 (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.3(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                 (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company, by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                 (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                 (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII.

                                 Miscellaneous.

                 Section 7.1. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, that such action shall not materially and adversely affect the interests of the holders of the Warrant Certificates and, provided further, that the Company and the Warrant Agent may amend this Agreement in any manner prior to the issuance of any Warrants hereunder. With the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected, the Company and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised; (ii) otherwise materially and adversely affect the exercise rights of the holders of the Warrants; or (iii) reduce the number of outstanding Warrants.

                 Section 7.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                 Section 7.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to ____________, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Nabors Industries, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: _______________ (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                 Section 7. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                 Section 7.5. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with, the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

                 Section 7.6. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                 Section 7.7. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                 Section 7.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                 Section 7.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificates for inspection by it.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

                                           NABORS INDUSTRIES, INC.


                                           By
                                              ----------------------------------

Attest:
       ----------------------------
                                           [NAME OF WARRANT AGENT],
                                           as Warrant Agent

                                           By
                                              ----------------------------------

Attest:
       ----------------------------

                                                                       Exhibit A


                         (FORM OF WARRANT CERTIFICATE)
                         [Face of Warrant Certificate]


[Form of Legend of Warrants which are not immediately detachable: Prior to ______, this Warrant Certificate cannot be transferred or exchanged unless attached to [Title of Offered Securities].]

   Exercisable Only if Countersigned by the Warrant Agent as Provided Herein

                            NABORS INDUSTRIES, INC.
                              WARRANTS TO PURCHASE
                         [Title of Warrant Securities]

Void After 5:00 P.M. New York Time on

[No.]                                                                 Warrants

                 This certifies that ____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after 5 p.m. New York time on _________, and] on or before 5 p.m. New York time on _________, [Title of Warrant Securities] (the "Warrant Securities"), of Nabors Industries, Inc. (the "Company"), on the following basis: [on _________, the exercise price of each Warrant is [$] ; during the period from _____________, through and including _______________, the exercise price of each Warrant will be [$] ________] . The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [if applicable, express Warrant exercise price in applicable foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successors as warrant agent (the "Warrant Agent"), [or ______________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                 Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised. The Company will not be required to issue fractional shares of Warrant Securities upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Warrant Securities. In lieu of fractional Warrant Securities, there shall be paid by the Company to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash payable by company check equal to the closing sales price of the Warrant Securities on the American Stock Exchange (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the exercise date, multiplied by such fraction.

                 This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________, (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement and the form of Warrant Securities are on file at the above-mentioned office of the Warrant Agent [and at ].

                 [If Offered Securities with Warrants which are not immediately detachable - Prior to ___________ this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, this [If Offered Securities with Warrants which are immediately detachable - Transfer of this] Warrant Certificate may be transferred when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _____] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the terms provided in the Warrant Agreement.]

                 [If Offered Securities with Warrants which are not immediately detachable - Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable - After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

                 This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of the Company.

                 This Warrant Certificate shall not be valid for any purpose until countersigned by the Warrant Agent.

                 Dated as of                                        .
                            ----------------------------------------

                                           NABORS INDUSTRIES, INC.

                                           By
                                              ---------------------------------
Attest:

----------------------------
Countersigned


                                          -------------------------------------
                                                 As Warrant Agent

                                           By
                                             ----------------------------------
                                                 Authorized Signature

                       [Reverse of Warrant Certificate]
                     Instructions for Exercise of Warrant

                 To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer], in immediately available funds, the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department [insert address of Warrant Agent], Attn: [or ], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                   To Be Executed Upon Exercise of Warrant

                 The undersigned hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate, to purchase _______________ [Title of Warrant Securities] (the "Warrant Securities") of Nabors Industries, Inc. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, to the order of Nabors Industries, Inc., c/o [insert name and address of Warrant Agent], in the amount of [$]______________ [if applicable -- insert relevant amounts in applicable foreign currency, currency unit or composite currency] in accordance with the terms hereof]. The undersigned requests that said principal amount of Warrant Securities be in fully registered form and in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

                 If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                     Name -------------------------------
                                                    (Please Print)

----------------------------------
Address

----------------------------------
Social Security Number
of Holder

----------------------------------
Signature

  The Warrants evidenced hereby may be exercised at the following addresses:

By hand at
          --------------------------------------------------------------
          --------------------------------------------------------------
          --------------------------------------------------------------
By mail at
          --------------------------------------------------------------
          --------------------------------------------------------------
          --------------------------------------------------------------


         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants--complete as appropriate.]

                                  Assignment

             (Form of Assignment to be Executed if Holder Desires
                    to Transfer Warrants Evidenced Hereby)

For value received______________hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print name and address, including zip code of assignee, and Social Security Number or other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:                                 ---------------------------------------
                                                    Signature
                                       (Signature must conform in all respect
                                       to name of holder as specified on the
                                       face of this Warrant Certificate and
                                       must bear a signature guarantee of a
                                       commercial bank, trust company, or
                                       member broker of the New York, American, Midwest or Pacific Stock Exchange.)

Signature Guaranteed:


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